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                                                                    EXHIBIT 99.1
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                         BROOKS FIBER PROPERTIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert A. Brooks, James C. Allen and David
L. Solomon, or any one of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Special Meeting of the Stockholders of BROOKS FIBER PROPERTIES, INC. ("BFP") to be held on Thursday, January 29, 1998, commencing at 10:00 a.m., St. Louis time, in the Main Dining Room on the 16th Floor of the St. Louis Club, 7701 Forsyth, St. Louis, Missouri 63105, and at any postponement or adjournment of said meeting, and to vote all the shares of Common Stock of BFP standing on the books of BFP in the name of the undersigned as specified below and in the discretion of any such person on such other business as may properly come before the meeting and any postponement or adjournment thereof.

    Approval and Adoption of the Amended and Restated Agreement and Plan of Merger dated as of October 1, 1997 (the "BFP Merger Agreement") by and among WorldCom, Inc., BV Acquisition, Inc. and BFP.

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               [ ] FOR                              [ ] AGAINST                            [ ] ABSTAIN
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            THE BOARD OF DIRECTORS OF BFP RECOMMENDS A VOTE FOR THE
               APPROVAL AND ADOPTION OF THE BFP MERGER AGREEMENT.

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    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SAID SPECIAL
MEETING AND ACCOMPANYING PROXY STATEMENT.

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE BFP MERGER AGREEMENT.

                                             Dated this __ day of January, 1998

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                                             (If Stock is owned in joint names,
                                             both owners must sign, or if owned
                                             by a corporation, partnership or
                                             trust, this Proxy must be signed by
                                             an authorized officer, partner or
                                             trustee.) If the address at left is
                                             incorrect, please write in the
                                             correct information.

   PLEASE SIGN AS REGISTERED AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE TO:
                CHASEMELLON SHAREHOLDER SERVICES, P.O. BOX 3316,
                       SOUTH HACKENSACK, N.J. 07606-1016

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